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EXHIBIT (11)

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS):

    (A) Computation of the weighted average number of shares of common stock outstanding for the periods indicated:

                QUARTERS ENDED JULY 3, 1997 AND JULY 4, 1996

                                                                             WEIGHTED
                               SHARES OF     NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS    OUTSTANDING
                               ------------  --------------  ------------  -----------
Quarter Ended July 3, 1997
--------------------------
April 4 - July 3                6,638,141           91        604,070,874
Treasury Stock Purchases       (      498)       Various     (      1,994)
Shares Issued                       7,263        Various          379,375
                                ---------                     -----------
                                6,644,906                     604,448,255    6,642,289
                                =========                     ===========    =========

Quarter Ended July 4, 1996
--------------------------
April 5 - July 4                6,547,555           91        595,827,543
Treasury Stock Purchases       (    9,700)       Various     (    307,830)
Shares Issued                      40,843        Various        1,139,439
                                ---------                     -----------
                                6,578,698                     596,659,152    6,556,694
                                =========                     ===========    =========


             THREE QUARTERS ENDED JULY 3, 1997 AND JULY 4, 1996

                                                                             WEIGHTED
                               SHARES OF     NUMBER OF DAYS   NUMBER OF       SHARES
                              COMMON STOCK    OUTSTANDING     SHARE DAYS    OUTSTANDING
                              ------------   --------------  ------------   -----------
Period Ended July 3, 1997
-------------------------
October 1 - July 3              6,658,487          276      1,837,742,384
Treasury Stock Purchases       (   48,437)       Various   (   10,450,515)
Shares Issued                      34,856        Various        5,411,413
                                ---------                   -------------
                                6,644,906                   1,832,703,282    6,640,229
                                =========                   =============    =========

Period Ended July 4, 1996

October 1 - July 4              6,345,465          278      1,764,039,388
Treasury Stock Purchases       (    9,700)       Various   (      307,830)
Shares Issued                     242,933        Various       33,656,513
                                ---------                   -------------
                                6,578,698                   1,797,388,071    6,465,425
                                =========                   =============    =========
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    (B)  Computation of Earnings (Loss) Per Share:


                                   QUARTER ENDED          THREE QUARTERS ENDED
                                July 3,     July 4,      July 3,       July 4,
                                 1997        1996         1997          1996
                              ----------  ----------   -----------   ----------
Primary:
 Weighted average shares
  outstanding                  6,642,289   6,556,694     6,640,229    6,465,425
 Net effect of dilutive stock
  options - based on the
  treasury stock method                0     218,967             0      237,723
                              ----------  ----------    ----------   ----------
     Total                     6,642,289   6,775,661     6,640,229    6,703,148
                              ----------  ----------    ----------   ----------
Net earnings (loss)           $  185,892  $1,111,807   ($  780,727)  $2,764,313
                              ----------  ----------    ----------   ----------
     Per share amount         $     0.03  $     0.16   ($     0.12)  $     0.41
                              ==========  ==========    ==========   ==========
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